AMENDMENT NUMBER SEVEN TO THE
                          NICHOLS RESEARCH CORPORATION
                       1988 EMPLOYEES' STOCK PURCHASE PLAN

          Pursuant to Section 7.1 of the Nichols Research Corporation 1988 Employees' Stock Purchase Plan (the "Plan"), Nichols Research Corporation (the "Company"), hereby amends the Plan as follows:

          Effective September 1, 1998, the definition of "Employee" in Article II of the Plan is hereby deleted in its entirety and the following new definition of "Employee" is substituted in its place:

          "Employee" means all employees (full-time and part-time) of the Company.

          Except as amended above, the Plan shall remain in full force and effect according to its terms and provisions.

         Done this the 10th day of April, 1998.

                                    NICHOLS RESEARCH CORPORATION


                                             Michael J. Mruz
                                    By:____________________________________
                                            Its Chief Executive Officer

                         AMENDMENT NUMBER EIGHT TO THE
                          NICHOLS RESEARCH CORPORATION
                       1988 EMPLOYEES' STOCK PURCHASE PLAN

     Pursuant to Section 7.1 of the Nichols Research Corporation 1988 Employees' Stock Purchase Plan (the "Plan"), Nichols Research Corporation (the "Company"), hereby amends the Plan as follows:

     1. Effective upon approval by the shareholders of the Company, the first sentence of Section 4.6 of the Plan is amended to increase by 1,000,000 shares the aggregate number of shares which may be issued pursuant to option exercises under the Plan, to 1,769,999 shares of Common Stock.

     Except as amended above, the Plan shall remain in full force and effect according to its terms and provisions.

         Done this the 20th day of August, 1998.


                                    NICHOLS RESEARCH CORPORATION


                                             Michael J. Mruz
                                    By:____________________________________
                                       Its Chief Executive Officer

                         AMENDMENT NUMBER NINE TO THE
                          NICHOLS RESEARCH CORPORATION
                       1988 EMPLOYEES' STOCK PURCHASE PLAN

     Pursuant to Section 7.1 of the Nichols Research Corporation 1988 Employees' Stock Purchase Plan (the "Plan"), Nichols Research Corporation (the "Company"), hereby amends the Plan as follows:

     1. Subject to shareholder approval, effective March 1, 1999, the first sentence of Section 4.2 is hereby deleted in its entirety and the following new sentence is substituted in its place:

           For any Option Period, the exercise price of each Option shall be the lesser of:

                           (a) 85% of the fair market value of the Stock on the first day of the Option Period, or

                           (b) 85% of the fair market value of the Stock on the last day of the Option Period.


         Except as amended above, the Plan shall remain in full force and effect according to its terms and provisions.

         Done this the 5th day of November, 1998.

                                     NICHOLS RESEARCH CORPORATION


                                             Michael J. Mruz
                                     By:____________________________________
                                            Its Chief Executive Officer